UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Director Not Standing for Reelection

On November 3, 2011, David Liddle, Ph.D., a member of our board of directors, advised the chairman of our nominating and governance committee that he would not stand for reelection at our 2012 annual meeting of stockholders. Dr. Liddle has served as a member of our board of directors since November 2004 and led the investments of U.S. Venture Partners, a venture capital investment firm, in each of our two rounds of venture financing prior to our initial public offering. Dr. Liddle will continue to serve as a member of our board of directors until the annual meeting of stockholders to be held in 2012. He has approved this current report on Form 8-K and confirmed that he has no disagreement with us relating to our operations, policies, or practices. We would like to thank Dr. Liddle for his strategic guidance and substantial contributions to the development of our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2011	MAXLINEAR, INC.
(Registrant)

	By:	/s/ Patrick E. McCready
Patrick E. McCready
Chief Accounting Officer